EXHIBIT (d)(1)(e)

         This Exhibit A, dated as of June 30, 2003, is Exhibit A to the Investment Advisory Contract dated April 28, 2000 between Harris Insight Funds Trust and Harris Investment Management, Inc.

                              HARRIS INSIGHT FUNDS

Fund                                                     Fee (1)
---------                                                -------
Harris Insight Government Money Market Fund              1st $100 million:  0.14
                                                         >$100 million:     0.10

Harris Insight Money Market Fund                         1st $100 million:  0.14
                                                         >$100 million:     0.10

Harris Insight Tax-Exempt Money Market Fund              1st $100 million:  0.14
                                                         >$100 million:     0.10


Harris Insight Short/Intermediate Bond Fund                              0.70
Harris Insight Bond Fund                                                 0.65
Harris Insight High Yield Bond Fund                                      0.45
Harris Insight Intermediate Government Bond Fund                         0.45
Harris Insight Intermediate Tax-Exempt Bond Fund                         0.45
Harris Insight Tax-Exempt Bond Fund                                      0.45
Harris Insight Equity Fund                                               0.70
Harris Insight Small-Cap Aggressive Growth Fund                          0.75
Harris Insight Core Equity Fund                                          0.90
Harris Insight Small-Cap Opportunity Fund                                1.00
Harris Insight Small-Cap Value Fund                                      0.70
Harris Insight Index Fund                                                0.20
Harris Insight Balanced Fund                                             0.50
Harris Insight International Fund                                        1.05
Harris Insight Emerging Markets Fund                                     1.25
(1) Calculated as a percentage of average daily net assets for each portfolio.

                                            HARRIS INSIGHT FUNDS TRUST

                                            By:      /s/ Peter P. Capaccio
                                                     ---------------------
                                                     Peter P. Capaccio
                                                     Title:   President

                                            HARRIS INVESTMENT MANAGEMENT, INC.

                                            By:      /s/ William O. Leszinske
                                                     ------------------------
                                                     William O. Leszinske
                                            Title:   President